CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 26, 2021
Executive Vice President
Chief Financial Officer
(563) 589-1994
BMcKeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS RECORD QUARTERLY AND YEAR TO DATE RESULTS AS OF JUNE 30, 2021

Highlights and Developments

▪	Net income available to common stockholders of $59.6 million compared to $30.1 million for the second quarter of 2020, an increase of $29.5 million or 98%
▪	Net income available to common stockholders of $110.4 million compared to $50.2 million for the six months ended June 30, 2020, an increase of $60.2 million or 120%
▪	Diluted earnings per common share of $1.41 compared to $0.82 for the second quarter of the prior year, an increase of $0.59 or 72%
▪	Quarterly loan growth was $287.7 million or 13% annualized, exclusive of Paycheck Protection Program ("PPP") loans
▪	Non-time deposit growth of $133.3 million or 1% for the second quarter of 2021 and $780.0 million or 6% for the six months ended June 30, 2021
▪	Annualized net charge off ratio of 0.12%, nonperforming assets to total assets of 0.50%, and 30-89 day loan delinquencies of 0.17%
▪	Announced a 14% increase in the regular quarterly dividend to $0.25 per common share

	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income available to common stockholders (in millions)	$59.6	$30.1	$110.4	$50.2
Diluted earnings per common share	1.41	0.82	2.61	1.36

Return on average assets	1.35%	0.84%	1.27%	0.73%
Return on average common equity	12.07	7.69	11.29	6.32
Return on average tangible common equity (non-GAAP)(1)	18.05	11.97	16.99	9.95
Net interest margin	3.37	3.81	3.40	3.81
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.41	3.85	3.45	3.85
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	57.11	55.75	56.86	58.64
(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF's second quarter 2021 financial performance was strong. Net income available to common stockholders totaled $59.6 million, which was a 98% increase over the same quarter last year. Loan growth, excluding PPP loans, non-time deposit growth and improved credit quality all contributed to our success this quarter."
Bruce K. Lee, president and chief executive officer, HTLF

Dubuque, Iowa, Monday, July 26, 2021-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020:
•Net income available to common stockholders of $59.6 million compared to $30.1 million, an increase of $29.5 million or 98%.
•Earnings per diluted common share of $1.41 compared to $0.82, an increase of $0.59 or 72%.
•Net interest income of $141.2 million compared to $124.1 million, an increase of $17.1 million or 14%.
•Return on average common equity was 12.07% and return on average assets was 1.35% compared to 7.69% and 0.84%.
•Return on average tangible common equity (non-GAAP) was 18.05% compared to 11.97%.

HTLF report the following results for the six months ended June 30, 2021 compared to the six months ended June 30, 2020:
•Net income available to common stockholders of $110.4 million compared to $50.2 million, an increase of $60.2 million or 120%.
•Earnings per diluted common share of $2.61 compared to $1.36, an increase of $1.25 or 92%
•Net interest income of $280.8 million compared to $236.7 million, an increase of $44.2 million or 19%.
•Return on average common equity was 11.29% and return on average assets was 1.27% compared to 6.32% and 0.73%.
•Return on average tangible common equity (non-GAAP) was 16.99% compared to 9.95%.

"HTLF's second quarter 2021 financial performance was strong. Net income available to common stockholders totaled $59.6 million, which was a 98% increase over the same quarter last year. Loan growth, excluding PPP loans, non-time deposit growth and improved credit quality also contributed to our success this quarter," said Bruce K. Lee, president and chief executive officer of HTLF.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.37% (3.41% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2021, compared to 3.44% (3.48% on a fully tax-equivalent basis, non-GAAP) during the first quarter of 2021 and 3.81% (3.85% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2020.

Total interest income and average earning asset changes for the second quarter of 2021 compared to the second quarter of 2020 were:
•Total interest income was $148.1 million, which was an increase of $14.3 million or 11% from $133.8 million and primarily attributable to an increase in average earning assets partially offset by lower yields.
•Total interest income on a tax-equivalent basis (non-GAAP) was $149.8 million, which was an increase of $14.7 million or 11% from $135.2 million.
•Average earning assets increased $3.72 billion or 28% to $16.82 billion compared to $13.10 billion, which was primarily attributable to recent acquisitions and loan growth, including PPP loans.
•The average rate on earning assets decreased 58 basis points to 3.57% compared to 4.15%, which was primarily due to recent decreases in market interest rates and a shift in earning asset mix. Total average securities were 39% of total earning average assets compared to 29%.

Total interest expense and average interest bearing liability changes for the second quarter of 2021 compared to the second quarter of 2020 were:
•Total interest expense was $6.9 million, a decrease of $2.8 million or 29% from $9.6 million, based on a decrease in the average interest rate paid, which was partially offset by an increase in average interest bearing liabilities.
•The average interest rate paid on interest bearing liabilities decreased to 0.28% compared to 0.47%, which was primarily due to recent decreases in market interest rates.
•Average interest bearing deposits increased $1.62 billion or 21% to $9.41 billion from $7.79 billion which was primarily attributable to recent acquisitions and deposit growth, including deposits related to government stimulus payments and other COVID-19 relief programs.

•The average interest rate paid on interest bearing deposits decreased 16 basis points to 0.16% compared to 0.32%.
•Average borrowings increased $97.0 million or 26% to $465.9 million from $368.9 million, which was primarily attributable to outstanding advances from the PPP lending fund used to fund PPP loans to borrowers. The average interest rate paid on borrowings was 2.65% compared to 3.80%.

Net interest income increased for the second quarter of 2021 compared to the second quarter of 2020:
•Net interest income totaled $141.2 million compared to $124.1 million, which was an increase of $17.1 million or 14%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $143.0 million compared to $125.6 million, which was an increase of $17.4 million or 14%.

Noninterest Income and Noninterest Expense

Total noninterest income was $33.2 million during the second quarter of 2021 compared to $30.6 million during the second quarter of 2020, an increase of $2.5 million or 8%. Significant changes within the noninterest income category for the second quarter of 2021 compared to the second quarter of 2020 were:
•Service charges and fees increased $4.2 million or 38% to $15.1 million from $11.0 million. Service charges and fees on retail and small business accounts increased $2.5 million to $7.3 million from $4.9 million. During the second quarter of 2020, HTLF was waiving service charges and fees due to the COVID-19 pandemic.
•Trust fees increased $1.1 million or 21% to $6.0 million from $5.0 million. The increase was primarily attributable to an increase in market value of trust assets under management.
•Net gains on sales of loans held for sale totaled $4.8 million compared to $7.9 million, which was a decrease of $3.1 million or 40% and was primarily attributable to a decrease of loans sold to the secondary market.
Total noninterest expense was $103.4 million during the second quarter of 2021 compared to $90.4 million during the second quarter of 2020, which was an increase of $12.9 million or 14%. Significant changes within the noninterest expense category for the second quarter of 2021 compared to the second quarter of 2020 were:
•Salaries and employee benefits totaled $57.3 million compared to $50.1 million, which was an increase of $7.2 million or 14%. Full-time equivalent employees increased 270 to 2,091 compared to 1,821 which was primarily attributable to the acquisitions completed in the fourth quarter of 2020.
•Professional fees increased $2.6 million or 19% to $16.2 million compared to $13.7 million, which was primarily attributable to utilization of specialized resources to support automation and technology projects, including the customer service call center.
•Other noninterest expenses increased $1.6 million or 14% to $12.7 million compared to $11.1 million. The increase was primarily attributable to the acquisitions completed in the fourth quarter of 2020.

The effective tax rate was 21.11% for the second quarter of 2021 compared to 19.75% for the second quarter of 2020. The following items impacted the second quarter 2021 and 2020 tax calculations:
•Solar energy tax credits of $1.3 million compared to $798,000.
•Federal low-income housing tax credits of $135,000 compared to $195,000.
•New markets tax credits of $75,000 in each quarterly calculation.
•Historic rehabilitation tax credits of $123,000 compared to $0.
•Tax-exempt interest income as a percentage of pre-tax income of 8.49% compared to 14.19%.
•Tax benefit of $150,000 compared to tax expense of $66,000 resulting from the vesting of restricted stock unit awards.

Total Assets, Total Loans and Total Deposits

Total assets were $18.37 billion at June 30, 2021, an increase of $462.7 million or 3% from $17.91 billion at year-end 2020. Securities represented 37% and 35% of total assets at June 30, 2021, and December 31, 2020, respectively.

Total loans held to maturity were $10.01 billion at June 30, 2021, $10.05 billion at March 31, 2021, and $10.02 billion at December 31, 2020. Excluding total PPP loans, loans increased $287.7 million or 13% annualized during the second quarter of 2021 and $117.6 million or 2.6% annualized since year-end 2020.

Significant changes by loan category at June 30, 2021 compared to March 31, 2021 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, decreased $125.9 million or 2% to $5.29 billion compared to $5.41 billion.
•PPP loans originated in 2020 ("PPP I") decreased $365.4 million or 49%. PPP loans originated in 2021 ("PPP II") increased $39.2 million or 9%.
•Excluding total PPP loans, commercial and business lending increased $200.2 million or 5% to $4.46 billion from $4.29 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $78.5 million or 3% to $2.84 billion compared to $2.76 billion.

Significant changes by loan category at June 30, 2021 compared to December 31, 2020, included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $19.2 million or less than 1%, to $5.29 billion compared to $5.27 billion.
•PPP I loans decreased $583.6 million or 61%. PPP II loans totaled $455.0 million.
•Excluding total PPP loans, commercial and business lending increased $147.8 million or 3% to $4.46 billion from $4.31 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $57.0 million or 2% to $2.84 billion compared to $2.78 billion.
•Residential mortgage loans decreased $39.5 million or 5% to $800.9 million compared to $840.4 million.
•Agriculture and agricultural real estate loans decreased $34.9 million or 5% to $679.6 million compared to $714.5 million.

Total deposits were $15.62 billion as of June 30, 2021, $15.56 billion as of March 31, 2021 and $14.98 billion at year-end 2020. Significant deposit changes by category at June 30, 2021 compared to March 31, 2021 included:
•Demand deposits increased $123.3 million or 2% to $6.30 billion compared to $6.18 billion.
•Time deposits decreased $77.2 million or 6% to $1.13 billion from $1.20 billion.

Significant deposit changes by category at June 30, 2021 compared to December 31, 2020 included:
•Demand deposits increased $610.5 million or 11% to $6.30 billion compared to $5.69 billion.
•Time deposits decreased $144.8 million or 11% to $1.13 billion from $1.27 billion.

Growth in demand deposits during the second quarter and first six months of 2021 was positively impacted by payments related to federal government stimulus programs and other COVID-19 relief programs.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision benefit for credit losses for loans for the second quarter of 2021 was $6.5 million, which was a decrease of $31.5 million from provision expense of $25.0 million recorded in the second quarter of 2020. The provision benefit for the second quarter of 2021 was impacted by several factors, including:
•increases in balances of loans held to maturity of $287.7 million during the second quarter, excluding total PPP loans;
•modest improvements in credit quality marked by a decrease in nonperforming loans of $6.5 million to $85.4 million and nonpass loans of 10.37% of total loans for the second quarter compared to nonperforming loans of $91.9 million and nonpass loans of 11.47% of total loans at March 31, 2021, and
•improved macroeconomic factors compared to previous quarters.

The allowance for credit losses for loans totaled $120.7 million and $131.6 million at June 30, 2021, and December 31, 2020, respectively. The following items have impacted the allowance for credit losses for loans for the six months ended June 30, 2021:

•Provision benefit for the six months ended June 30, 2021, totaled $6.5 million.
•Net charge offs of $4.4 million were recorded for the first six months of 2021.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments totaled $14.0 million at June 30, 2021, which was a decrease of $1.3 million from $15.3 million at December 31, 2020. Unfunded commitments increased $186.1 million to $3.43 billion at June 30, 2021 compared to $3.25 billion at December 31, 2020.

Total Provision and Allowance for Lending Related Credit Losses
The total provision benefit for lending related credit losses was $7.1 million for the second quarter of 2021 compared to provision expense of $26.9 million for the second quarter of 2020. The total allowance for lending related credit losses was $134.7 million at June 30, 2021, which was 1.35% of total loans as of June 30, 2021, compared to $146.9 million or 1.47% of total loans as of December 31, 2020. Excluding PPP loans, the allowance for lending related credit losses as a percentage of total loans was 1.47% and 1.62% as of June 30, 2021, and December 31, 2020, respectively.

Nonperforming Assets

Nonperforming assets decreased $3.2 million or 3% to $91.7 million or 0.50% of total assets at June 30, 2021, compared to $95.0 million or 0.53% of total assets at December 31, 2020. Nonperforming loans were $85.4 million or 0.85% of total loans at June 30, 2021, compared to $88.1 million or 0.88% of total loans at December 31, 2020. At June 30, 2021, loans delinquent 30-89 days were 0.17% of total loans compared to 0.23% of total loans at December 31, 2020.

Non-GAAP Financial Measures
This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.

•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
Conference Call Details
HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join, please register in advance of the conference using the link provided below. Upon registering, participant dial-in numbers, Direct Event passcode and unique registrant ID will be provided. Direct Event online registration can be found at: http://www.directeventreg.com/registration/event/3970348. In the 10 minutes prior to the call start time, participants need to use the conference access information provided in the email received at the point of registering. A replay will be available until July 25, 2022, by logging on to www.htlf.com.

About HTLF
Heartland Financial USA, Inc., operating under the brand name HTLF, is a financial services company with assets of $18.37 billion. HTLF has banks serving communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, residential mortgage, wealth management, investment and insurance. Additional information is available at www.htlf.com.

Safe Harbor Statement
This release (including any information incorporated herein by reference), and future oral and written statements of the company and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about the company's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company's operations or performance. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "intent", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of the company and its management. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2020, include, among others:
•COVID-19 Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;

•Strategic and External Risks, including competitive forces impacting our business and strategic acquisition risks;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect the company’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect the company’s customers and the economies where they operate. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. The company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect the company’s financial results, is included in the company’s filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Interest Income
Interest and fees on loans	$111,915	$107,005	$224,354	$213,419
Interest on securities:
Taxable	31,546	23,362	61,989	45,093
Nontaxable	4,561	3,344	9,064	5,527
Interest on federal funds sold	—	—	1	—
Interest on deposits with other banks and short-term investments	60	54	126	775
Total Interest Income	148,082	133,765	295,534	264,814
Interest Expense
Interest on deposits	3,790	6,134	8,185	20,716
Interest on short-term borrowings	98	61	250	357
Interest on other borrowings	2,976	3,424	6,276	7,084
Total Interest Expense	6,864	9,619	14,711	28,157
Net Interest Income	141,218	124,146	280,823	236,657
Provision (benefit) for credit losses	(7,080)	26,796	(7,728)	48,316
Net Interest Income After Provision for Credit Losses	148,298	97,350	288,551	188,341
Noninterest Income
Service charges and fees	15,132	10,972	28,803	22,993
Loan servicing income	873	379	1,711	1,342
Trust fees	6,039	4,977	11,816	9,999
Brokerage and insurance commissions	865	595	1,718	1,328
Securities gains/(losses), net	2,842	2,006	2,812	3,664
Unrealized gain/ (loss) on equity securities, net	83	680	(27)	449
Net gains on sale of loans held for sale	4,753	7,857	11,173	12,517
Valuation adjustment on servicing rights	(526)	9	391	(1,556)
Income on bank owned life insurance	937	1,167	1,766	1,665
Other noninterest income	2,166	1,995	3,318	4,053
Total Noninterest Income	33,164	30,637	63,481	56,454
Noninterest Expense
Salaries and employee benefits	57,332	50,118	116,394	100,075
Occupancy	7,399	6,502	15,317	12,973
Furniture and equipment	3,501	2,993	6,594	6,101
Professional fees	16,237	13,676	29,727	26,149
Advertising	1,649	995	3,118	3,200
Core deposit and customer relationship intangibles amortization	2,415	2,696	4,931	5,677
Other real estate and loan collection expenses, net	414	203	549	537
Loss on sales/valuations of assets, net	183	701	377	717
Acquisition, integration and restructuring costs	210	673	3,138	2,049
Partnership investment in tax credit projects	1,345	791	1,380	975
Other noninterest expenses	12,691	11,091	24,274	22,845
Total Noninterest Expense	103,376	90,439	205,799	181,298
Income Before Income Taxes	78,086	37,548	146,233	63,497
Income taxes	16,481	7,417	31,814	13,326
Net Income	61,605	30,131	114,419	50,171
Preferred dividends	(2,012)	—	(4,025)	—
Net Income Available to Common Stockholders	$59,593	$30,131	$110,394	$50,171
Earnings per common share-diluted	$1.41	$0.82	$2.61	$1.36
Weighted average shares outstanding-diluted	42,359,873	36,915,630	42,357,133	36,919,555

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Interest Income
Interest and fees on loans	$111,915	$112,439	$108,865	$102,657	$107,005
Interest on securities:
Taxable	31,546	30,443	28,154	25,016	23,362
Nontaxable	4,561	4,503	3,735	3,222	3,344
Interest on federal funds sold	—	1	—	—	—
Interest on deposits with other banks and short-term investments	60	66	77	72	54
Total Interest Income	148,082	147,452	140,831	130,967	133,765
Interest Expense
Interest on deposits	3,790	4,395	4,609	4,962	6,134
Interest on short-term borrowings	98	152	175	78	61
Interest on other borrowings	2,976	3,300	3,472	3,430	3,424
Total Interest Expense	6,864	7,847	8,256	8,470	9,619
Net Interest Income	141,218	139,605	132,575	122,497	124,146
Provision (benefit) for credit losses	(7,080)	(648)	17,072	1,678	26,796
Net Interest Income After Provision for Credit Losses	148,298	140,253	115,503	120,819	97,350
Noninterest Income
Service charges and fees	15,132	13,671	12,725	11,749	10,972
Loan servicing income	873	838	997	638	379
Trust fees	6,039	5,777	5,506	5,357	4,977
Brokerage and insurance commissions	865	853	779	649	595
Securities gains/(losses), net	2,842	(30)	2,829	1,300	2,006
Unrealized gain/ (loss) on equity securities, net	83	(110)	36	155	680
Net gains on sale of loans held for sale	4,753	6,420	7,104	8,894	7,857
Valuation adjustment on servicing rights	(526)	917	(102)	(120)	9
Income on bank owned life insurance	937	829	1,021	868	1,167
Other noninterest income	2,166	1,152	1,726	1,726	1,995
Total Noninterest Income	33,164	30,317	32,621	31,216	30,637
Noninterest Expense
Salaries and employee benefits	57,332	59,062	51,615	50,978	50,118
Occupancy	7,399	7,918	6,849	6,732	6,502
Furniture and equipment	3,501	3,093	3,913	2,500	2,993
Professional fees	16,237	13,490	15,117	12,802	13,676
Advertising	1,649	1,469	1,107	928	995
Core deposit and customer relationship intangibles amortization	2,415	2,516	2,501	2,492	2,696
Other real estate and loan collection expenses, net	414	135	468	335	203
Loss on sales/valuations of assets, net	183	194	2,621	1,763	701
Acquisition, integration and restructuring costs	210	2,928	2,186	1,146	673
Partnership investment in tax credit projects	1,345	35	1,899	927	791
Other noninterest expenses	12,691	11,583	10,993	9,793	11,091
Total Noninterest Expense	103,376	102,423	99,269	90,396	90,439
Income Before Income Taxes	78,086	68,147	48,855	61,639	37,548
Income taxes	16,481	15,333	9,046	13,681	7,417
Net Income	61,605	52,814	39,809	47,958	30,131
Preferred dividends	(2,012)	(2,013)	(2,014)	(2,437)	—
Net Income Available to Common Stockholders	$59,593	$50,801	$37,795	$45,521	$30,131
Earnings per common share-diluted	$1.41	$1.20	$0.98	$1.23	$0.82
Weighted average shares outstanding-diluted	42,359,873	42,335,747	38,534,082	36,995,572	36,915,630

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Assets
Cash and due from banks	$208,702	$198,177	$219,243	$175,284	$211,429
Interest bearing deposits with other banks and short-term investments	240,426	269,685	118,660	156,371	242,149
Cash and cash equivalents	449,128	467,862	337,903	331,655	453,578
Time deposits in other financial institutions	3,138	3,138	3,129	3,129	3,128
Securities:
Carried at fair value	6,543,978	6,370,495	6,127,975	4,950,698	4,126,351
Held to maturity, at cost, less allowance for credit losses	85,439	85,293	88,839	88,700	90,579
Other investments, at cost	76,809	74,935	75,253	35,940	35,902
Loans held for sale	33,248	43,037	57,949	65,969	54,382
Loans:
Held to maturity	10,012,014	10,050,456	10,023,051	9,099,646	9,246,830
Allowance for credit losses	(120,726)	(130,172)	(131,606)	(103,377)	(119,937)
Loans, net	9,891,288	9,920,284	9,891,445	8,996,269	9,126,893
Premises, furniture and equipment, net	226,358	225,047	226,094	200,028	198,481
Goodwill	576,005	576,005	576,005	446,345	446,345
Core deposit and customer relationship intangibles, net	37,452	39,867	42,383	40,520	43,011
Servicing rights, net	6,201	6,953	6,052	5,752	5,469
Cash surrender value on life insurance	189,619	188,521	187,664	173,111	172,813
Other real estate, net	6,314	6,236	6,624	5,050	5,539
Other assets	246,029	236,754	281,024	269,498	263,682
Total Assets	$18,371,006	$18,244,427	$17,908,339	$15,612,664	$15,026,153
Liabilities and Equity
Liabilities
Deposits:
Demand	$6,299,289	$6,175,946	$5,688,810	$5,022,567	$4,831,151
Savings	8,189,223	8,179,251	8,019,704	6,742,151	6,810,296
Time	1,126,606	1,203,854	1,271,391	1,002,392	1,067,252
Total deposits	15,615,118	15,559,051	14,979,905	12,767,110	12,708,699
Short-term borrowings	152,563	140,597	167,872	306,706	88,631
Other borrowings	271,244	349,514	457,042	524,045	306,459
Accrued expenses and other liabilities	172,295	139,058	224,289	203,199	174,987
Total Liabilities	16,211,220	16,188,220	15,829,108	13,801,060	13,278,776
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,245	42,174	42,094	36,885	36,845
Capital surplus	1,066,765	1,063,497	1,062,083	847,377	844,202
Retained earnings	883,484	833,171	791,630	761,211	723,067
Accumulated other comprehensive income	56,587	6,660	72,719	55,426	32,558
Total Equity	2,159,786	2,056,207	2,079,231	1,811,604	1,747,377
Total Liabilities and Equity	$18,371,006	$18,244,427	$17,908,339	$15,612,664	$15,026,153

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Average Balances
Assets	$18,293,756	$17,964,723	$16,401,152	$15,167,225	$14,391,856
Loans, net of unearned	10,072,071	9,952,152	9,366,430	9,220,666	9,186,913
Deposits	15,576,345	15,044,561	13,518,020	12,650,822	12,288,378
Earning assets	16,819,978	16,460,124	15,042,079	13,868,360	13,103,159
Interest bearing liabilities	9,871,302	9,917,159	9,053,855	8,320,123	8,155,753
Common equity	1,980,904	1,963,674	1,769,575	1,661,381	1,574,902
Total stockholders' equity	2,091,609	2,074,379	1,880,280	1,772,086	1,580,997
Tangible common equity (non-GAAP)(1)	1,366,285	1,346,270	1,238,691	1,172,891	1,083,834

Key Performance Ratios
Annualized return on average assets	1.35%	1.19%	0.97%	1.26%	0.84%
Annualized return on average common equity (GAAP)	12.07	10.49	8.50	10.90	7.69
Annualized return on average tangible common equity (non-GAAP)(1)	18.05	15.90	12.77	16.11	11.97
Annualized ratio of net charge-offs to average loans	0.12	0.06	0.01	0.92	0.11
Annualized net interest margin (GAAP)	3.37	3.44	3.51	3.51	3.81
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.41	3.48	3.55	3.55	3.85
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.11	56.61	54.93	54.67	55.75

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Average Balances
Assets	$18,293,756	$14,391,856	$18,130,148	$13,770,015
Loans, net of unearned	10,072,071	9,186,913	10,012,443	8,775,566
Deposits	15,576,345	12,288,378	15,311,921	11,629,785
Earning assets	16,819,978	13,103,159	16,641,045	12,497,307
Interest bearing liabilities	9,871,302	8,155,753	9,894,103	7,998,847
Common equity	1,980,904	1,574,902	1,972,337	1,597,292
Total stockholders' equity	2,091,609	1,580,997	2,083,042	1,600,340
Tangible common stockholders' equity	1,366,285	1,083,834	1,356,333	1,104,770

Key Performance Ratios
Annualized return on average assets	1.35%	0.84%	1.27%	0.73%
Annualized return on average common equity (GAAP)	12.07	7.69	11.29	6.32
Annualized return on average tangible common equity (non-GAAP)(1)	18.05	11.97	16.99	9.95
Annualized ratio of net charge-offs to average loans	0.12	0.11	0.09	0.17
Annualized net interest margin (GAAP)	3.37	3.81	3.40	3.81
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.41	3.85	3.45	3.85
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.11	55.75	56.86	58.64

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Common Share Data
Book value per common share	$48.50	$46.13	$46.77	$46.11	$44.42
Tangible book value per common share (non-GAAP)(1)	$33.98	$31.53	$32.07	$32.91	$31.14
Common shares outstanding, net of treasury stock	42,245,452	42,173,675	42,093,862	36,885,390	36,844,744
Tangible common equity ratio (non-GAAP)(1)	8.08%	7.54%	7.81%	8.03%	7.89%

Other Selected Trend Information
Effective tax rate	21.11%	22.50%	18.52%	22.20%	19.75%
Full time equivalent employees	2,091	2,131	2,013	1,827	1,821

Loans Held to Maturity
Commercial and industrial	$2,518,908	$2,421,260	$2,534,799	$2,303,646	$2,364,400
Paycheck Protection Program ("PPP")	829,175	1,155,328	957,785	1,128,035	1,124,430
Owner occupied commercial real estate	1,940,134	1,837,559	1,776,406	1,494,902	1,433,271
Commercial and business lending	5,288,217	5,414,147	5,268,990	4,926,583	4,922,101
Non-owner occupied commercial real estate	1,987,369	1,967,183	1,921,481	1,659,683	1,543,623
Real estate construction	854,295	796,027	863,220	917,765	1,115,843
Commercial real estate lending	2,841,664	2,763,210	2,784,701	2,577,448	2,659,466
Total commercial lending	8,129,881	8,177,357	8,053,691	7,504,031	7,581,567
Agricultural and agricultural real estate	679,608	683,969	714,526	508,058	520,773
Residential mortgage	800,884	786,994	840,442	701,899	735,762
Consumer	401,641	402,136	414,392	385,658	408,728
Total loans held to maturity	$10,012,014	$10,050,456	$10,023,051	$9,099,646	$9,246,830

Total unfunded loan commitments	$3,433,062	$3,306,042	$3,246,953	$2,980,484	$3,065,283

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Allowance for Credit Losses-Loans
Balance, beginning of period	$130,172	$131,606	$103,377	$119,937	$97,350
Allowance for acquired purchased credit deteriorated loans	—	—	12,313	—	—
Provision (benefit) for credit losses	(6,466)	16	16,132	4,741	25,007
Charge-offs	(3,497)	(2,126)	(1,104)	(21,753)	(3,564)
Recoveries	517	676	888	452	1,144
Balance, end of period	$120,726	$130,172	$131,606	$103,377	$119,937

Allowance for Unfunded Commitments
Balance, beginning of period	$14,619	$15,280	$14,330	$17,392	$15,468
Provision (benefit) for credit losses	(617)	(661)	950	(3,062)	1,924
Balance, end of period	$14,002	$14,619	$15,280	$14,330	$17,392

Allowance for lending related credit losses	$134,728	$144,791	$146,886	$117,707	$137,329

Provision for Credit Losses
Provision (benefit) for credit losses-loans	$(6,466)	$16	$6,572	$4,741	$25,007
Provision for credit losses-acquired loans	—	—	9,560	—	—
Provision (benefit) for credit losses-unfunded commitments	(617)	(661)	(1,372)	(3,062)	1,924
Provision for credit losses-acquired unfunded commitments	—	—	2,322	—	—
Provision (benefit) for credit losses-held to maturity securities	3	(3)	(10)	(1)	(135)
Total provision (benefit) for credit losses	$(7,080)	$(648)	$17,072	$1,678	$26,796

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Asset Quality
Nonaccrual loans	$85,268	$91,718	$87,386	$79,040	$91,609
Loans past due ninety days or more	97	171	720	1,681	1,360
Other real estate owned	6,314	6,236	6,624	5,050	5,539
Other repossessed assets	50	239	240	130	29
Total nonperforming assets	$91,729	$98,364	$94,970	$85,901	$98,537

Performing troubled debt restructured loans	$2,122	$2,394	$2,370	$11,818	$2,636

Nonperforming Assets Activity
Balance, beginning of period	$98,364	$94,970	$85,901	$98,537	$85,371
Net loan charge offs	(2,980)	(1,450)	(216)	(21,301)	(2,420)
New nonperforming loans	7,989	14,936	8,664	11,834	26,857
Acquired nonperforming assets	—	—	12,781	—	—
Reduction of nonperforming loans(1)	(10,948)	(8,884)	(10,811)	(1,994)	(9,911)
Net OREO/repossessed assets sales proceeds and losses	(696)	(1,208)	(1,349)	(1,175)	(1,360)
Balance, end of period	$91,729	$98,364	$94,970	$85,901	$98,537

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.85%	0.91%	0.88%	0.89%	1.01%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.87	0.94	0.90	1.02	1.03
Ratio of nonperforming assets to total assets	0.50	0.54	0.53	0.55	0.66
Annualized ratio of net loan charge-offs to average loans	0.12	0.06	0.01	0.92	0.11
Allowance for loan credit losses as a percent of loans	1.21	1.30	1.31	1.14	1.30
Allowance for lending related credit losses as a percent of loans	1.35	1.44	1.47	1.29	1.49
Allowance for loan credit losses as a percent of nonperforming loans	141.42	141.66	149.37	128.07	129.01
Loans delinquent 30-89 days as a percent of total loans	0.17	0.16	0.23	0.17	0.22

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$5,862,683	$31,546	2.16%	$5,693,097	$30,443	2.17%	$3,375,245	$23,362	2.78%
Nontaxable(1)	740,601	5,773	3.13	730,565	5,700	3.16	433,329	4,233	3.93
Total securities	6,603,284	37,319	2.27	6,423,662	36,143	2.28	3,808,574	27,595	2.91
Interest on deposits with other banks and short-term investments	271,891	60	0.09	204,488	66	0.13	210,347	54	0.10
Federal funds sold	—	—	—	14,020	1	0.03	—	—	—
Loans:(2)
Commercial and industrial(1)	2,469,742	28,562	4.64	2,500,250	28,222	4.58	2,453,066	30,759	5.04
PPP loans	1,047,559	11,186	4.28	992,517	10,149	4.15	916,405	6,017	2.64
Owner occupied commercial real estate	1,858,891	20,097	4.34	1,778,829	19,565	4.46	1,426,019	17,670	4.98
Non-owner occupied commercial real estate	1,980,374	21,734	4.40	1,937,564	22,121	4.63	1,540,958	19,055	4.97
Real estate construction	815,738	9,212	4.53	806,315	9,698	4.88	1,100,514	12,589	4.60
Agricultural and agricultural real estate	672,560	7,267	4.33	681,279	8,051	4.79	532,668	6,171	4.66
Residential mortgage	827,291	9,255	4.49	849,923	9,830	4.69	795,149	9,586	4.85
Consumer	399,916	5,152	5.17	405,475	5,367	5.37	422,134	5,685	5.42
Less: allowance for credit losses-loans	(127,268)	—	—	(134,198)	—	—	(102,675)	—	—
Net loans	9,944,803	112,465	4.54	9,817,954	113,003	4.67	9,084,238	107,532	4.76
Total earning assets	16,819,978	149,844	3.57%	16,460,124	149,213	3.68%	13,103,159	135,181	4.15%
Nonearning Assets	1,473,778			1,504,599			1,288,697
Total Assets	$18,293,756			$17,964,723			$14,391,856
Interest Bearing Liabilities
Savings	$8,234,151	$2,233	0.11%	$8,032,308	$2,430	0.12%	$6,690,504	$2,372	0.14%
Time deposits	1,171,266	1,557	0.53	1,233,682	1,965	0.65	1,096,386	3,762	1.38
Short-term borrowings	169,822	98	0.23	240,037	152	0.26	82,200	61	0.30
Other borrowings	296,063	2,976	4.03	411,132	3,300	3.26	286,663	3,424	4.80
Total interest bearing liabilities	9,871,302	6,864	0.28%	9,917,159	7,847	0.32%	8,155,753	9,619	0.47%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,170,928			5,778,571			4,501,488
Accrued interest and other liabilities	159,917			194,614			153,618
Total noninterest bearing liabilities	6,330,845			5,973,185			4,655,106
Equity	2,091,609			2,074,379			1,580,997
Total Liabilities and Equity	$18,293,756			$17,964,723			$14,391,856
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$142,980			$141,366			$125,562
Net interest spread(1)			3.29%			3.36%			3.68%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.41%			3.48%			3.85%
Interest bearing liabilities to earning assets	58.69%			60.25%			62.24%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$5,778,333	$61,989	2.16%	$3,253,675	$45,093	2.79%
Nontaxable(1)	735,636	11,473	3.15	360,932	6,996	3.90%
Total securities	6,513,969	73,462	2.27	3,614,607	52,089	2.90
Interest bearing deposits with other banks and other short-term investments	238,376	126	0.11	195,833	775	0.80
Federal funds sold	6,971	1	0.03	—	—	—
Loans:(2)
Commercial and industrial(1)	2,485,210	56,784	4.61	2,530,349	63,213	5.02%
PPP loans	1,020,190	21,335	4.22	458,202	6,017	2.64%
Owner occupied commercial real estate	1,818,932	39,662	4.40	1,429,560	36,251	5.10%
Non-owner occupied commercial real estate	1,958,938	43,855	4.51	1,506,583	38,585	5.15%
Real estate construction	811,053	18,910	4.70	1,073,175	25,434	4.77%
Agricultural and agricultural real estate	676,895	15,318	4.56	542,818	13,210	4.89%
Residential mortgage	838,545	19,085	4.59	807,440	20,007	4.98%
Consumer	402,680	10,519	5.27	427,439	11,780	5.54%
Less: allowance for credit losses-loans	(130,714)	—	—	(88,699)	—	—
Net loans	9,881,729	225,468	4.60	8,686,867	214,497	4.97
Total earning assets	16,641,045	299,057	3.62%	12,497,307	267,361	4.30%
Nonearning Assets	1,489,103			1,272,708
Total Assets	$18,130,148			$13,770,015
Interest Bearing Liabilities
Savings	$8,133,787	$4,663	0.12%	$6,484,016	$12,454	0.39%
Time deposits	1,202,301	3,522	0.59%	1,121,502	8,262	1.48
Short-term borrowings	204,735	250	0.25%	112,004	357	0.64
Other borrowings	353,280	6,276	3.58%	281,325	7,084	5.06
Total interest bearing liabilities	9,894,103	14,711	0.30%	7,998,847	28,157	0.71%
Noninterest Bearing Liabilities
Noninterest bearing deposits	5,975,833			4,024,267
Accrued interest and other liabilities	177,170			146,561
Total noninterest bearing liabilities	6,153,003			4,170,828
Stockholders' Equity	2,083,042			1,600,340
Total Liabilities and Stockholders' Equity	$18,130,148			$13,770,015
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$284,346			$239,204
Net interest spread(1)			3.32%			3.59%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.45%			3.85%
Interest bearing liabilities to earning assets	59.46%			64.00%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Total Assets
First Bank & Trust	$2,882,969	$2,991,053	$3,171,961	$1,289,187	$1,256,710
Citywide Banks	2,611,842	2,632,199	2,628,963	2,639,516	2,546,942
New Mexico Bank & Trust	2,494,257	2,356,918	2,032,637	2,002,663	1,899,194
Dubuque Bank and Trust Company	1,990,040	1,932,234	1,853,078	1,838,260	1,849,035
Illinois Bank & Trust	1,671,240	1,584,561	1,525,503	1,500,012	1,470,000
Arizona Bank & Trust	1,645,816	1,614,740	1,529,800	1,039,253	970,775
Bank of Blue Valley	1,419,003	1,425,434	1,376,080	1,424,261	1,380,159
Wisconsin Bank & Trust	1,252,096	1,264,009	1,267,488	1,262,069	1,203,108
Premier Valley Bank	1,126,807	1,062,607	1,076,615	1,042,437	1,031,899
Minnesota Bank & Trust	955,638	995,692	1,000,168	1,007,548	951,236
Rocky Mountain Bank	646,821	620,800	616,157	617,169	590,764
Total Deposits
First Bank & Trust	$2,361,391	$2,427,920	$2,622,716	$936,366	$959,886
Citywide Banks	2,174,237	2,231,320	2,181,511	2,163,051	2,147,642
New Mexico Bank & Trust	2,195,838	2,077,304	1,749,963	1,747,527	1,698,584
Dubuque Bank and Trust Company	1,471,564	1,565,782	1,456,908	1,591,561	1,496,559
Illinois Bank & Trust	1,512,106	1,426,426	1,338,677	1,307,513	1,318,866
Arizona Bank & Trust	1,450,248	1,453,888	1,357,158	886,174	865,430
Bank of Blue Valley	1,168,617	1,178,114	1,138,264	1,142,910	1,138,818
Wisconsin Bank & Trust	1,093,119	1,067,735	1,057,369	1,011,843	1,050,766
Premier Valley Bank	963,459	896,715	836,984	855,913	869,165
Minnesota Bank & Trust	762,549	813,693	789,555	804,045	820,199
Rocky Mountain Bank	568,961	549,894	538,012	533,429	519,029

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$59,593	$50,801	$37,795	$45,521	$30,131
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,907	1,988	1,975	1,969	2,130
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$61,500	$52,789	$39,770	$47,490	$32,261

Average common equity (GAAP)	$1,980,904	$1,963,674	$1,769,575	$1,661,381	$1,574,902
Less average goodwill	576,005	576,005	488,151	446,345	446,345
Less average core deposit and customer relationship intangibles, net	38,614	41,399	42,733	42,145	44,723
Average tangible common equity (non-GAAP)	$1,366,285	$1,346,270	$1,238,691	$1,172,891	$1,083,834
Annualized return on average common equity (GAAP)	12.07%	10.49%	8.50%	10.90%	7.69%
Annualized return on average tangible common equity (non-GAAP)	18.05%	15.90%	12.77%	16.11%	11.97%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$141,218	$139,605	$132,575	$122,497	$124,146
Plus tax-equivalent adjustment(1)	1,762	1,761	1,529	1,390	1,416
Net interest income, fully tax-equivalent (non-GAAP)	$142,980	$141,366	$134,104	$123,887	$125,562

Average earning assets	$16,819,978	$16,460,124	$15,042,079	$13,868,360	$13,103,159

Annualized net interest margin (GAAP)	3.37%	3.44%	3.51%	3.51%	3.81%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.41	3.48	3.55	3.55	3.85
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.09	0.12	0.10	0.10	0.16

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$2,049,081	$1,945,502	$1,968,526	$1,700,899	$1,636,672
Less goodwill	576,005	576,005	576,005	446,345	446,345
Less core deposit and customer relationship intangibles, net	37,452	39,867	42,383	40,520	43,011
Tangible common equity (non-GAAP)	$1,435,624	$1,329,630	$1,350,138	$1,214,034	$1,147,316

Common shares outstanding, net of treasury stock	42,245,452	42,173,675	42,093,862	36,885,390	36,844,744
Common equity (book value) per share (GAAP)	$48.50	$46.13	$46.77	$46.11	$44.42
Tangible book value per common share (non-GAAP)	$33.98	$31.53	$32.07	$32.91	$31.14

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,435,624	$1,329,630	$1,350,138	$1,214,034	$1,147,316

Total assets (GAAP)	$18,371,006	$18,244,427	$17,908,339	$15,612,664	$15,026,153
Less goodwill	576,005	576,005	576,005	446,345	446,345
Less core deposit and customer relationship intangibles, net	37,452	39,867	42,383	40,520	43,011
Total tangible assets (non-GAAP)	$17,757,549	$17,628,555	$17,289,951	$15,125,799	$14,536,797
Tangible common equity ratio (non-GAAP)	8.08%	7.54%	7.81%	8.03%	7.89%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net interest income (GAAP)	$141,218	$139,605	$132,575	$122,497	$124,146
Tax-equivalent adjustment(1)	1,762	1,761	1,529	1,390	1,416
Fully tax-equivalent net interest income	142,980	141,366	134,104	123,887	125,562
Noninterest income	33,164	30,317	32,621	31,216	30,637
Securities (gains)/losses, net	(2,842)	30	(2,829)	(1,300)	(2,006)
Unrealized (gain)/loss on equity securities, net	(83)	110	(36)	(155)	(680)
Valuation adjustment on servicing rights	526	(917)	102	120	(9)
Adjusted revenue (non-GAAP)	$173,745	$170,906	$163,962	$153,768	$153,504

Total noninterest expenses (GAAP)	$103,376	$102,423	$99,269	$90,396	$90,439
Less:
Core deposit and customer relationship intangibles amortization	2,415	2,516	2,501	2,492	2,696
Partnership investment in tax credit projects	1,345	35	1,899	927	791
Loss on sales/valuation of assets, net	183	194	2,621	1,763	701
Acquisition, integration and restructuring costs	210	2,928	2,186	1,146	673
Adjusted noninterest expenses (non-GAAP)	$99,223	$96,750	$90,062	$84,068	$85,578
Efficiency ratio, fully tax-equivalent (non-GAAP)	57.11%	56.61%	54.93%	54.67%	55.75%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$44	$534	$232	$—	$122
Occupancy	1	9	—	—	—
Furniture and equipment	41	607	423	496	15
Professional fees	63	670	1,422	476	505
Advertising	6	156	42	8	4
Other noninterest expenses	55	952	67	166	27
Total acquisition, integration and restructuring costs	$210	$2,928	$2,186	$1,146	$673
After tax impact on diluted earnings per common share(1)	$—	$0.05	$0.04	$0.02	$0.01

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$59,593	$30,131	$110,394	$50,171
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,907	2,130	3,895	4,485
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$61,500	$32,261	$114,289	$54,656

Average common equity (GAAP)	$1,980,904	$1,574,902	$1,972,337	$1,597,292
Less average goodwill	576,005	446,345	576,005	446,345
Less average core deposit and customer relationship intangibles, net	38,614	44,723	39,999	46,177
Average tangible common equity (non-GAAP)	$1,366,285	$1,083,834	$1,356,333	$1,104,770
Annualized return on average common equity (GAAP)	12.07%	7.69%	11.29%	6.32%
Annualized return on average tangible common equity (non-GAAP)	18.05%	11.97%	16.99%	9.95%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$141,218	$124,146	$280,823	$236,657
Plus tax-equivalent adjustment(1)	1,762	1,416	3,523	2,547
Net interest income, fully tax-equivalent (non-GAAP)	$142,980	$125,562	$284,346	$239,204

Average earning assets	$16,819,978	$13,103,159	$16,641,045	$12,497,307

Annualized net interest margin (GAAP)	3.37%	3.81%	3.40%	3.81%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.41	3.85	3.45	3.85
Purchase accounting discount amortization on loans included in annualized net interest margin	0.09	0.16	0.11	0.10

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net interest income (GAAP)	$141,218	$124,146	$280,823	$236,657
Tax-equivalent adjustment(1)	1,762	1,416	3,523	2,547
Fully tax-equivalent net interest income	142,980	125,562	284,346	239,204
Noninterest income	33,164	30,637	63,481	56,454
Securities gains, net	(2,842)	(2,006)	(2,812)	(3,664)
Unrealized (gain)/loss on equity securities, net	(83)	(680)	27	(449)
Valuation adjustment on servicing rights	526	(9)	(391)	1,556
Adjusted revenue (non-GAAP)	$173,745	$153,504	$344,651	$293,101

Total noninterest expenses (GAAP)	$103,376	$90,439	$205,799	$181,298
Less:
Core deposit and customer relationship intangibles amortization	2,415	2,696	4,931	5,677
Partnership investment in tax credit projects	1,345	791	1,380	975
Loss on sales/valuation of assets, net	183	701	377	717
Acquisition, integration and restructuring costs	210	673	3,138	2,049
Adjusted noninterest expenses (non-GAAP)	$99,223	$85,578	$195,973	$171,880
Efficiency ratio, fully tax-equivalent (non-GAAP)	57.11%	55.75%	56.86%	58.64%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$44	$122	$578	$166
Occupancy	1	—	10	—
Furniture and equipment	41	15	648	39
Professional fees	63	505	733	1,501
Advertising	6	4	162	93
Other noninterest expenses	55	27	1,007	250
Total acquisition, integration and restructuring costs	$210	$673	$3,138	$2,049
After tax impact on diluted earnings per common share(1)	$—	$0.01	$0.06	$0.04

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and For the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
PPP I loan balances	$374,174	$739,562	$957,785	$1,128,035	$1,124,430
Average PPP I loan balances	597,703	841,262	1,064,863	1,128,488	916,405

PPP I fee income	$7,313	$7,464	$9,109	$4,542	$3,655
PPP I interest income	1,445	2,087	2,697	2,920	2,362
Total PPP I interest income	$8,758	$9,551	$11,806	$7,462	$6,017

PPP II loan balances	$455,001	$415,766	$—	$—	$—
Average PPP II loan balances	449,856	151,255	—	—	—

PPP II fee income	$1,263	$223	$—	$—	$—
PPP II interest income	1,165	375	—	—	—
Total PPP II interest income	$2,428	$598	$—	$—	$—

Selected ratios excluding total PPP loans and total PPP interest income
Annualized net interest margin (GAAP)	3.31%	3.39%	3.44%	3.59%	3.90%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.35	3.44	3.48	3.64	3.95
Ratio of nonperforming loans to total loans	0.93	1.03	0.97	1.01	1.14
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.95	1.06	1.00	1.16	1.18
Ratio of nonperforming assets to total assets	0.52	0.58	0.56	0.59	0.71
Annualized ratio of net loan charge-offs to average loans	0.13	0.07	0.01	1.05	0.12
Allowance for loan credit losses as a percent of loans	1.31	1.46	1.45	1.30	1.48
Allowance for lending related credit losses as a percent of loans	1.47	1.63	1.62	1.48	1.69
Loans delinquent 30-89 days as a percent of total loans	0.18	0.18	0.25	0.19	0.26
After tax impact of total PPP interest income on diluted earnings per common share(1)	$0.21	$0.19	$0.24	$0.16	$0.13

	As of and For the Six Months Ended
	June 30, 2021	June 30, 2020
Average PPP I loan balances	$718,810	$458,202
Average PPP II loan balances	301,380	—

PPP I and II fee income	$16,263	$3,655
PPP I and II interest income	5,072	2,362
Total PPP I and II interest income	$21,335	$6,017

Selected ratios excluding total PPP loans and total PPP interest income
Annualized net interest margin (GAAP)	3.35%	3.85%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.40	3.90
Annualized ratio of net loan charge-offs to average loans	0.10	0.18

After tax impact of total PPP interest income on diluted earnings per common share(1)	$0.40	$0.13

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.